Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exact Sciences Corporation 401(k) Plan

Madison, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-164467) of Exact Sciences Corporation of our report dated June 29, 2015, relating to the financial statements and supplemental schedules of Exact Sciences Corporation 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Madison, Wisconsin

June 29, 2015